SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP GLOBAL MARKETS HOLDINGS INC.	TARGETS TRUST XXII
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)

11-2418067	52-7211965
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

388 Greenwich Street

New York, New York 10013

(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                                333-69230 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Targeted Growth Enhanced Terms Securities (“TARGETS®”) With Respect to American Depositary Receipts Representing Ordinary Shares of Nokia Corporation	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Summary Information — Q&A,” “Risk Factors” and “Description of the TARGETS” on pages 3 through 9, 10 through 15 and 24 through 45, respectively, of the registrants’ Prospectus, Subject to Completion, dated August 25, 2004 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus, Subject to Completion, dated August 25, 2004, incorporated by reference to the registrants’ filing under Rule 424(b) with the Securities and Exchange Commission on August 27, 2004 (No. 333-69230).

99 (B). Certificate of Trust of TARGETS Trust XXII, incorporated by reference to Exhibit 4(k) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. (formerly known as Salomon Smith Barney Holdings Inc.) (the “Company”) and TARGETS Trust XXII filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the “Registration Statement”).

99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XXII, incorporated by reference to Exhibit 4(q) to the Registration Statement.

99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

99 (E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

99 (F). Form of TARGETS (included in Exhibit 99(C)).

99 (G). Form of Forward Contract (included in Exhibit 99(E)).

99 (H). Form of Supplemental Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee.

Other securities issued by the Company are listed on the American Stock Exchange.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Global Markets Holdings Inc. (Registrant)

Date: September 22, 2004	By:	/s/ Geoffrey S. Richards
		Name:	Geoffrey S. Richards
		Title:	Vice President

TARGETS Trust XXII (Registrant)

Date: September 22, 2004	By:	/s/ Cliff Verron
		Name:	Cliff Verron
		Title:	Regular Trustee

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus, Subject to Completion, dated August 25, 2004, incorporated by reference to the registrants’ filing under Rule 424(b) with the Securities and Exchange Commission on August 27, 2004 (No. 333-69230).

99(B).	Certificate of Trust of TARGETS Trust XXII, incorporated by reference to Exhibit 4(k) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. and TARGETS Trust XXII filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the “Registration Statement”).

99(C).	Form of Amended and Restated Declaration of Trust of TARGETS Trust XXII incorporated by reference to Exhibit 4(q) to the Registration Statement.

99(D).	Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

99(E).	Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

99(F).	Form of TARGETS (included in Exhibit 99(C)).

99(G).	Form of Forward Contract (included in Exhibit 99 (E)).

99(H).	Form of Supplemental Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee.

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